UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2005

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Effective December 15, 2005, the Federal Reserve Board of Governors terminated their October 26, 2004 written agreement with County Bank, the lead bank and primary asset of Capital Corp of the West (CCOW). Under the written agreement, County Bank was to take steps to address deficiencies identified by the Federal Reserve Bank of San Francisco (the “Reserve Bank”) relating to compliance with applicable federal laws, rules, and regulations relating to anti-money laundering (“AML”) policies and procedures, including the Currency and Foreign Transactions Reporting Act, 31 U.S.C. 5311 et seq. (the Bank Secrecy Act (the “BSA”)).

County Bank has taken appropriate steps to address the identified deficiencies as evidenced by the announced Reserve Bank action to terminate the written agreement.

For additional information and a copy of the terminated written agreement, please see the Reserve Bank web site www.federalreserve.gov.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not Applicable

(b) Pro Forma Financial Information.
Not Applicable

(c) Exhibits
Not Applicable
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
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(Registrant)

Dated: December 22, 2005	By/s/ R. Dale McKinney
R. Dale McKinney
Executive Vice President and
Chief Financial Officer